                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that WEST STREET STRATEGIC SOLUTIONS
FUND I-(C), L.P. (the "Company") does hereby make, constitute and appoint each of Jamison Yardley, Crystal Orgill, Chad Christensen, and Carson Williams,
acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the
Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the
Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-
in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until the earlier of (i) December 9, 2024 and (ii) such time that it is revoked in writing by the Company; provided that in the event the attorney-in-fact ceases to be an employee of the Company or its affiliates or ceases to perform the function in connection with which he/she was appointed attorney-in-fact prior to such time, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

     This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of December 10, 2021.

WEST STREET STRATEGIC SOLUTIONS FUND I-(C), L.P.
By: Goldman Sachs & Co. LLC, Attorney-in-Fact

By: /s/ Hristo Dimitrov
   ------------------------
Name: Hristo Dimitrov
Title: Managing Director